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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2004, except as to the eleventh sentence of the eighth paragraph of Note I for which the date is March 11, 2004, relating to the financial statements and financial statement schedule, which appears in Avid Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Boston, Massachusetts
August 27, 2004

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Consent of Independent Registered Public Accounting Firm